Exhibit 11.1

                         APPLIED VOICE TECHNOLOGY, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)



                                                        ----------------------
                                                            Quarter ended
                                                              March 31,
                                                                1997
                                                        ------------------------
                                                        (in thousands, except
                                                           per share data)
                                                        ------------------------

Net  (loss)                                              $       (1,195)
                                                        ======================

Computation of common and common
  equivalent shares outstanding:
               Common Stock                                       5,574
               Options                                              -
                                                        ----------------------
Common and common equivalent shares
     used in computing per share amounts                          5,574
                                                        ======================
Net (loss) per share                                     $        (0.21)
                                                        ======================







The fully diluted computation is not presented because the Company does not have dilutive securities that are not common stock equivalents.